                                                                   EXHIBIT 10.19

                      Third Amendment to Lease Agreement
                             Expansion of Premises

This Third Amendment to Lease Agreement (the "Amendment") is made and entered into as of November 5, 1997, by and between LINCOLN MENLO VI, A CALIFORNIA LIMITED PARTNERSHIP ("Landlord"), and Onsale, Inc., a Delaware corporation ("Tenant"), with reference to the following facts:

                                   Recitals

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated August 8, 1997 as subsequently amended on August 26, 1997 (First Amendment to Lease) and on September 5, 1997 (Second Amendment to Lease), (hereafter the "Lease"), for the leasing of certain Premises comprised of approximately 12,974 rentable square feet located at 1350 Willow Road, Suites 202 and 204, Menlo Park, California 94025 (the "Premises") as such Premises are more fully described in the Lease.

WHEREAS, Landlord and Tenant wish to amend the Lease to increase the square footage of the Premises to approximately 37,934 rentable square feet commencing April 1, 1998 or upon completion of Tenant Improvements (hereafter defined), whichever is earlier, and to amend certain additional provisions of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows;

     1. Recitals: Landlord and Tenant agree that the above recitals are true and correct.

     2. The Premises square footage shall be increased by approximately 24,960 square feet to approximately 37,934 total rentable square feet ("Expansion Premises") effective April 1, 1998. The Expansion Premises are set forth in Exhibit A-1--Expansion Premises--attached hereto and made a part hereof.

     3.   The Monthly Base Rent on Amendment 1 shall be amended as follows:

                    November 15, 1997 - March 31, 1998      $25,299.30
                    April 1, 1998 - November 14, 1998       $75,219.30
                    November 15, 1998 - March 31, 1999      $76,231.27
                    April 1, 1999 - November 14, 1999       $78,228.07
                    November 15, 1999 - March 31, 2000      $79,280.52
                    April 1, 2000 - November 14, 2000       $81,277.32
                    November 15, 2000 - March 31, 2001      $82,371.87
                    April 1, 2001 - November 14, 2001       $84,618.27
                    November 15, 2001 - March 31, 2002      $85,756.60
                    April 1, 2002 - November 14, 2002       $88,003.00

     4. Landlord shall provide a Tenant Improvement Allowance not to exceed one hundred forty-nine thousand seven hundred sixty 00/100 dollars ($149,760.00) in consideration of this Amendment as per Exhibit B attached hereto.

     5. Upon execution of this Amendment, Tenant shall pay to Landlord an additional security deposit in the amount of fifty-eight thousand four hundred six and 00/100 ($58,406.00) for a total security deposit of $88,002.00.

     6.   Effective as of April 1, 1998, the following changes shall be made:

                    Tenant's share of Operating Expenses will increase from 13.00% to 37.99%.
                    Tenant's share of Tax Expense will increase from 26.00% to 75.99%.
                    Tenant's share of Utility Expense will increase from 13.00% to 37.99%.

     7.   Broker's Fee Disclosure/Commission: Tenant represents and warrants
          ----------------------------------
          that it has had no dealings with any real estate broker, agent or finder in connection with the Premises except for Cornish & Carey ("Broker"). Who is entitled to a real estate brokerage commission or finder's fee in connection with this proposed lease transaction. Cornish & Carey is acting as a dual agent with Landlord and Tenant's acknowledgement. As such, Landlord shall pay a 50% fee which shall be shared equally between the agents representing Landlord and Tenant. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any proposed brokerage commission or finder's fee payable to Broker in connection with this proposed lease or (ii) any other form of compensation or incentive from Broker with respect to this proposed lease.

8. Tenant shall not be liable for nor otherwise obligated to Landlord under any provision of the Lease with respect to (i) any claim, remediation obligation, investigation obligation, liability, cause of action, attorney's fees, consultants' cost, expense or damage resulting from any Hazardous Material present in, on or about the Premises or any of the Buildings in Phase VI to the extent not caused nor otherwise permitted, directly or indirectly, by Tenant or Tenant's Representatives, including without limitation, any residual Hazardous Materials which are present in, on or about the Premises, the Building or the Lot as of the Lease Date including any residual hazardous substances referred to in Second Amendment to Lease; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises or the Building caused by any source, including third parties other than Tenant and Tenant's Representatives, as a result of or in connection with the acts or omissions of persons other than Tenant or Tenant's Representatives; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs damages, penalties, claims, judgments, expenses (including without limitation attorneys' and experts' fees and costs) and losses to the extent Tenant or any of Tenant's Representatives contributes to the presence of such Hazardous Materials or Tenant and/or any of Tenant's Representatives exacerbates the conditions caused by such Hazardous Materials. At Tenant's written request, Landlord shall make available for review by Tenant in Landlord's offices any environmental reports, evaluations or information bearing on the environmental condition of the Premises, any of the Buildings in Phase VI or the Park to the extent same is in Landlord's possession at Landlord's offices and the extent not otherwise treated as confidential or otherwise protected under any attorney-client privilege, attorney work-product privilege or similar laws.

9.   Effect of Amendment: Except as modified herein, the terms and conditions of
     -------------------
     the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

10.  Definitions: Unless otherwise defined in this Amendment, all terms not
     -----------
     defined in this Amendment shall have the meaning set forth in the Lease.

11.  Authority: Subject to the provisions of the Lease, this Amendment shall be
     ---------
     binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

12. The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TENANT:

Onsale, Inc.,
a Delaware corporation

By:    /s/ DENNIS SHEPARD
      --------------------------------

Its:   V.P. Operations
      --------------------------------

Date:  11/9/97
      --------------------------------

LANDLORD:

LINCOLN MENLO VI,
A CALIFORNIA LIMITED PARTNERSHIP

By:  Lincoln Property Company Management Services, Inc.,
     As Manager and Agent for Owner

     By:  /s/
          -------------------------------
          Senior Vice President

     Date:  12/1/97
          -------------------------------

                                  EXHIBIT A-1

                              EXPANSION PREMISES

                                 Page 1 of 1

Lease dated August 8, 1997 as Amended on August 26, 1997, (First Amendment to
  Lease), September 5, 1997 (Second Amendment to Lease) and November 5, 1997,
                      (Third Amendment to Lease) between

                                 Onsale, Inc.,
                            a Delaware corporation
                                  ("Tenant"),
                                      and
                               LINCOLN MENLO VI
                       A CALIFORNIA LIMITED PARTNERSHIP
                                 ("Landlord")

The Expansion Premises shall include 12,974 rentable square feet of Suite 202-204 and 24,960 rentable square feet of Suite 101 at 1350 Willow Road, Menlo Park, California, for a total Expansion Premises of 37,934 rentable square feet, as indicated by the cross hatched area below.

                                Graphic Omitted


INITIALS:
--------
TENANT:   /s/ DS
       --------------------------------
LANDLORD: /s/
         ------------------------------

                         Exhibit B To Lease Agreement

                              Tenant Improvements

This exhibit, entitled "Tenant Improvements", is and shall constitute EXHIBIT B to that certain Lease Agreement dated August 8, 1997, as subsequently amended on August 26, 1997 (First Amendment to Lease), September 5, 1997 (Second Amendment to Lease) and November 5, 1997 (Third Amendment to Lease), (the "Lease") by and between LINCOLN MENLO VI, a California Limited Partnership ("Landlord") and ONSALE, INC., a Delaware Corporation ("Tenant") for the leasing of certain premises located in the Willow Park at Building T, 1350 Willow Road, Suites 202-204, Menlo Park, California (the "Premises"). The terms, conditions and provisions of this EXHIBIT B are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:

1.   Tenant Improvements. Subject to the conditions set forth below, Landlord
     -------------------
agrees to construct and install certain improvements ("Tenant Improvements") in the Building of which the Premises are a part in accordance with Section 2 below and pursuant to the terms of this EXHIBIT B.
                                  ---------

2.   Definition. "Tenant Improvements" as used in this Lease shall include only
     ----------
those interior portions of the Building which are described below. "Tenant Improvements" shall specifically not include any alterations, additions or improvements installed or constructed by Tenant, and any of Tenant's trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (collectively, "Personal Property"). The Tenant Improvements shall include only those interior improvements to be made to the Premises as specified in this Section 2 below and as shown in the plan(s) or scope of work (collectively, the "Initial Plans") which will be prepared by Lincoln Property Company. Such work, as set forth below and to be included in the Initial Plans shall be hereinafter referred to as the "Work". Landlord shall not be obligated to pay for any improvements which are not expressly set forth herein below. The Tenant Improvements shall consist of the following Work:

     (a)  Install building standard carpet
     (b)  Paint interior premises
     (c) Replace or add building standard ceiling tiles in areas to be determined on the initial plans
     (d) Demolition and installation of interior partitions, to be detailed in the Initial Plans

3.   Tenant Improvement Costs. The Tenant Improvements' cost (Tenant Improvement
     ------------------------
Costs") shall mean and include any and all costs and expenses of the Work, including, without limitation, all the following:

     (a) All costs of preliminary space planning and final architectural and engineering plans and specifications (including, without limitation, the scope of work, all plans and specifications, the Initial Plans and the final drawings) for the Tenant Improvements, and architectural fees, engineering costs and fees, and other costs associated with completion of said plans;

     (b) All costs of obtaining building permits and other necessary authorizations and approvals from the City of Menlo Park and other applicable jurisdictions;

     (c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

     (d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's consultants and the General Contractor in connection with construction of the Tenant Improvements, and all labor (including overtime) and materials constituting the Work;

     (e) All fees payable to the General Contractor, architect and Landlord's engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the final drawings; and

     (f) A construction management fee payable to Landlord in the amount of five percent (5%) of all direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises and the Building.

4.   Tenant Improvement Allowance. Landlord and Tenant hereby acknowledge and
     ----------------------------
agree that the Tenant Improvement Costs for the Tenant Improvements, shall be based upon the final drawings approved by Landlord and Tenant. If the actual Tenant Improvement Costs varies from the Tenant Improvement Allowance (hereinafter defined) by more than twenty-five percent (25%), then Landlord may require any of the following, in its sole discretion; (a) changes be made to the final drawings to reduce the cost of the Tenant Improvements and Landlord may refuse to sign any construction contract or Change Orders to the construction contract, as the case may be, until such changes are made to the sole satisfaction of Landlord; (b) Tenant to deposit into a separate escrow account cash in an amount equal to the Excess Tenant Improvement Costs (defined in Section 5 below); (c) Tenant to provide to Landlord evidence satisfactory to Landlord, in its sole discretion, that Tenant has adequate financial resources to pay for the Excess Tenant Improvement Costs, as solely determined by Landlord; and/or (d) Tenant to pay all of the Excess Tenant Improvement Costs before Landlord's contribution of the Tenant Improvement Allowance: provided, however, in no event or circumstance shall the Tenant Improvement Costs exceed the maximum amount of four hundred ninety-nine thousand two hundred and 00/100 Dollars ($499,200.00), which amount is based on the amount of twenty and 00/100 Dollars ($20.00) per rentable square foot for 24,960 square feet of the Premises which is to be improved, as described in the Initial Plans. Subject to the foregoing, Landlord shall provide an allowance for the planning and construction of the Tenant Improvements for the work to be performed in the Premises, as described in the Initial Plans and the final drawings, in the amount of one hundred forty nine thousand seven hundred sixty and 00/100 Dollars ($149,760.00) (the "Tenant Improvement Allowance") based upon an allowance of six and 00/100 Dollars ($6.00) per rental square foot for 24,960 square feet of the Premises which is to be improved, as described in the Initial Plans and the final drawings. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Tenant Improvement Allowance specified above exceeds the actual Tenant Improvement Costs. The Tenant Improvement Allowance shall only be used for tenant improvements typically installed by Landlord in office/R&D buildings. The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs and shall be subject to the provisions of
Section 5 below.

5.   Excess Tenant Improvement Costs.  Prior to commencing the Work, Landlord
     -------------------------------
shall submit to Tenant a written statement of the actual Tenant Improvement Costs (the "Actual TI Costs") as then known by Landlord, and such statement shall indicate the amount, if any, by which the Actual TI Costs exceeds the Tenant Improvement Allowance (the "Excess Tenant Improvement Costs"). The term "Excess Tenant Improvement Costs" shall also include the costs related to any and all Change Orders. Tenant agrees, within three (3) days after submission to it of such statement, to execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with the Work. Tenant shall faithfully pay all of the Excess Tenant Improvement Costs to Landlord in cash, concurrently with Tenant's delivery to Landlord of the aforementioned signed written authorization to proceed. No Work shall be commenced until Tenant has fully complied with the preceding provisions of this Section 5. If Tenant fails to remit the sums so demanded by Landlord pursuant to Section 4 above and this
Section 5 within the time periods required, Landlord may, at its option, declare Tenant in default under the Lease.

6.   Change Requests.  No changes or revisions to the approved final drawings
     ---------------
shall be made by either Landlord or Tenant unless approved in writing by both parties. Upon Tenant's request and submission by Tenant (at Tenant's sole cost and expense) of the necessary information and/or plans and specifications for any changes or revisions to the approved final drawings and/or for any work other than the Work described in the approved final drawings ("Change Requests") and the approval by Landlord of such Change Request(s), which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform the additional work associated with the approved Change Request(s), at Tenant's sole cost and expense, subject, however, to the following provisions of this Section 11. Prior to commencing any additional work related to the approved Change Request(s), Landlord shall submit to Tenant a written statement of the cost of such additional work and a proposed tenant change order therefor ("Change Order") in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such Change Order and shall pay the entire cost of such additional work in the following described manner. Any costs related to such approved Change Request(s), Change Order and any delays associated therewith, shall be added to the Tenant Improvement Costs and shall be paid for by Tenant as and with any Excess Tenant Improvement Costs as set forth in Section 10 above. The billing for such additional costs to Tenant shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to approved Change Requests and Change Orders shall include, without limitation, any architectural or design fees, Landlord's construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord and/or Landlord's consultants, and the General Contractor's price for effecting the change. If Tenant fails to execute or deliver such Change Order, or to pay the costs related thereto, then Landlord shall not be obligated to do any additional work related to such approved Change Request(s) and/or Change Orders, and Landlord may proceed to perform only the Work, as specified in the final drawings.

7.   Building Standard Work.  Landlord shall provide that the Tenant
     ----------------------
Improvements be at least equal, in quality, to Landlord's building standard materials, quantities and procedures then in use by Landlord ("Building Standards") attached hereto as Exhibit B-1, and shall consist of improvements which are generic in nature.

8.   Tenant Access.  Landlord, in Landlord's reasonable discretion and upon
     -------------
receipt of a written request from Tenant, may grant Tenant a license to have access to the Premises prior to the Completion

Date to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant's use and (the "Tenant's Pre-Occupancy Work"). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

     (a) Tenant shall give to Landlord a written request to have such access not less than five (5) business days prior to the date on which such proposed access will commence (the "Access Notice"). The Access Notice shall contain or be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord; (i) a detailed description of and schedule for Tenant's Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant's Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts, subcontracts, material purchase orders, plans and specifications pertaining to Tenant's Pre-Occupancy Work; (iv) copies of all licenses and permits required in connection with the performance of Tenant's Pre-Occupancy Work; (v) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, penalties, fines, and damages which may arise in connection with Tenant's Pre-Occupancy Work; and (vi) assurances of the ability of Tenant to pay for all of Tenant's Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant's lien-free completion of Tenant's Pre-Occupancy Work.

     (b) Such pre-term access by Tenant and Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall be subject to scheduling by Landlord.

     (c) Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord's agents or representatives in performing the Work and any additional work pursuant to approved Change Orders. Landlord's work in other areas of the Building or the Park, or the general operation of the Building. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke such license upon twenty-four (24) hours' prior written notice to Tenant.

     (d) Any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's Pre-Occupancy Work made in or about the Premises or to any property placed therein prior to the commencement of the term of the Lease, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, the Work or the additional work related to any approved Change Orders caused by Tenant or any of Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In the event that the performance of Tenant's Pre-Occupancy Work causes extra costs to be incurred by Landlord or requires the use of other Building services. Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such other Building services at Landlord's standard rates then in effect.

9.   Lease Provisions; Conflict.  The terms and provisions of the Lease, insofar
     --------------------------
as they are applicable, in whole or in part, to this EXHIBIT B, are hereby
                                                     ---------
incorporated herein by reference, and specifically including all of the provisions of Section 31 of the Lease. In the event of any conflict between the terms of the Lease and this EXHIBIT B, the terms of this EXHIBIT B shall
                            ---------                     ---------
prevail.

                                  Exhibit B-1
                              Building Standards

OFFICE AREA

Demising Partition and Corridor Walls:

     A. 6" 20-gauge metal studs at 24" O.C. (or as required by code for span) framed full height from finish floor to structure above

     B. One (1) layer 5/8" drywall Type "X" both sides of wall, fire taped only

Interior Partitions:

     A. 3 5/8" 25-gauge metal studs 24" O.C. to bottom of T-bar ceiling grid approximately 9'-0' high

     B.   Top track to be pre-formed slotted aluminum taped in

     C. One (1) layer 5/8" drywall both sides of wall, taped texture ready for paint

     D.   3 5/8" metal studs including all lateral bracing as required by code

Perimeter Drywall (at office areas):

     A.   One (1) layer 5/8" Type "X" drywall taped texture ready for paint

     B.   Provide alternate to texture concrete in lieu of furring walls

Column Furring:

     A.   Furring channel all sides

     B.   One (1) layer 5/8" drywall taped texture and ready for paint

     C. Provide deductive alternate for texturing columns where there are no pipes to be furred out


Acoustical Ceilings:

     A. 2' x 4' standard white T-bar grid system as manufactured by Chicago Metallic or equal

     B. 2' x 4' x 5/8" white, fissured, non-directional acoustical tile to be Cortega as manufactured by Armstrong or equal

Painting:

     A. Sheetrock walls to receive two (2) coats of interior flat latex paint as manufactured by Kelly Moore or equal. Some portions of second coat to be single accent color.

     B.   Provide a deductive alternate for not painting warehouse walls

Window Covering:

     A. 1" aluminum mini-blinds as manufactured by Levelor or equal, color to be selected by Landlord or Landlord's agent

     B.   Blinds to be sized to fit window module

VCT:

     VCT to be 1/8" x 12" x 12" as manufactured by Armstrong - Excelon Series or equal

Light Fixtures:

     2' x 4' T-bar lay in 3-tube energy efficient fixture with cool white fluorescent tubes with prismatic acrylic lens as manufactured by Lithonia or equal

Light Switches:

     A.   Double switching as required by Title 24

     B.   Switch assembly to be Leviton, color - Ivory

Electrical Outlet:

     A. 110-v duplex outlet in demising or interior partitions only, as manufactured by Leviton, color to be Ivory

     B.   Eight (8) outlets per circuit, spacing to meet code (2 per office)

     C.   Transformers to be a minimum of 20% or over required capacity

     D. Contractors to inspect electric room and to include all necessary metering costs

     E.   No aluminum wiring is acceptable

Telephone Outlet:

     A. One (1) single outlet box in wall with pullwire from outlet box to area above T-bar ceiling per office

     B.   Cover plate for phone outlets to be included

Fire Sprinklers:

     As required by fire codes

Topset Base:

     A.   4" rubber base as manufactured by Burke or equal, standard colors only

     B.   4" rubber base at VCT areas

Toilet Areas:

     Wet walls to receive marlite up to 48". Floors to receive sheetvinyl and cove base as required by code

Carpet:

     Minimum 30 ounce, commercial grade, level loop, UM44-C. Type 1 Class 1. 100% continuous filament. 5-year wear guarantee. Glue down, no pad.

Wood Doors:

     Shall be 3' -0" x 9' -0" x 1 3/4" (unless otherwise specified) solid core, prefinished birch "Cal-Wood" B-3 or equal if approved by Landlord.

Door Frames:

     Shall be ACI or equal, 3 3/4" or 4 7/8" throat, aluminum, dark bronze anodized, snap-on trim

Hardware:

     Shall be "Schlage", a lever type "Levon" D series, dark bronze 613 finish, 2 3/4" backset. Closers (where required) shall be Duro X PA X SN-1

Insulation:

     By Title 24 insulation

Plumbing:

     A. Shall comply with all local codes and handicapped code requirements. Fixtures shall be either "American Standard", "Koher" or "Norris". All toilet accessories and grab bars shall be "Bobrick" or equal if approved by Landlord.

     B. Plumbing bid shall include 5 gallon minimum, or insta hot with mixer valve electric water heater

Toilet Partitions:

     Shall be as manufactured by Fiat, global or equal if approved by Landlord. Color shall be chosen by Tenant.

HVAC:

  Five (5) year warranty provided on all HVAC compressor units. All penetrations and sleeper supports to be hot mopped to Landlord's standard. Provide alternate price for electric heat pumps at conditioned spaces. Provide time overlay switch at compressors.

Warehouse Areas:

Floor - sealed concrete
Fire Extinguishers - 2A 10 BC surface mount by code x by S.F.
Lighting - 1x8 strip lighting single tube chain hung 25ft.
Draft stops - by code UBC 1994 Edition
Service electrical outlets - HVAC or heaters at Tenant's cost
(400 W metal halide lighting are acceptable in lieu of strip lighting at warehouse minimum 15 F.C.)1



INITIALS:
--------

TENANT:    /s/ DS
          --------------------------

LANDLORD:  /s/
          --------------------------